UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2005

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On January 19, 2005, SPX Corporation (the “Company”) entered into a Purchase Agreement (the “Agreement”) by and among the Company, Kendro GP II, LLC, SPX Europe GmbH, General Signal Ireland B.V., and GSLE Development Corporation and Thermo Electron Corporation (“Thermo”) and Thermo Electron (Oberhausen) GmbH.  Pursuant to the Agreement, the Company agreed to sell its Kendro laboratory and life sciences products business to Thermo for $833.5 million in cash, subject to post-closing adjustment.  The sale is subject to customary closing conditions, including receipt of regulatory approvals.  On January 19, 2005, the Company issued a press release related to this event (the “Press Release”).  A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1

Purchase Agreement, dated as of January 19, 2005, by and among the Company, Kendro GP II, LLC, SPX Europe GmbH, General Signal Ireland B.V., and GSLE Development Corporation and Thermo and Thermo Electron (Oberhausen) GmbH*

99.1	Press Release issued January 19, 2005

* The schedules and similar attachments are not filed but the Company undertakes to supplementally furnish a copy of any schedule or similar attachment to the Securities and Exchange Commission upon request.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: January 21, 2005	By:	/s/ Patrick J. O’Leary
Patrick J. O’Leary
Executive Vice President, Treasurer and Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit Number	Description

2.1

Purchase Agreement, dated as of January 19, 2005, by and among the Company, Kendro GP II, LLC, SPX Europe GmbH, General Signal Ireland B.V., and GSLE Development Corporation and Thermo and Thermo Electron (Oberhausen) GmbH*

99.1	Press Release issued January 19, 2005

* The schedules and similar attachments are not filed but the Company undertakes to supplementally furnish a copy of any schedule or similar attachment to the Securities and Exchange Commission upon request.

E-1